Exhibit 99.1

MOTOROLA ANNOUNCES CASH TENDER OFFERS FOR UP TO $400 MILLION OF CERTAIN OF ITS OUTSTANDING DEBT SECURITIES

SCHAUMBURG, IL, May 24, 2010 — Motorola, Inc. (NYSE: MOT) announced today that it has commenced cash tender offers to purchase up to $400 million aggregate principal amount of certain specified series of its outstanding debt securities.

The tender offers consist of two separate offers: an Any and All Offer and a Dutch Auction Offer.  Both offers are made pursuant to an Offer to Purchase dated today and a related Letter of Transmittal, which set forth the terms and conditions of the tender offers.

In the Any and All Offer, Motorola is offering to purchase any and all of its outstanding 5.22% Debentures due 2097 listed in the table below.

In the Dutch Auction Offer, Motorola is offering to purchase, under certain conditions, its outstanding 6.50% Debentures due 2025, 6.50% Debentures due 2028 and the 6.625% Senior Notes due 2037, as listed in the table below.

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread/Base Spread (basis points)(1)	Premium Range (basis points)(1)	Early Tender Premium(2)

Any and All Offer

5.22% Debentures due 2097	620076AM1	$251,939,000	4.625% U.S. Treasury Note due February 15, 2040	PX8	240	N/A	N/A

Dutch Auction Offer

6.50% Debentures due 2025	620076AK5	$378,669,000	4.625% U.S. Treasury Note due February 15,2040	PX8	240	1 to 25	$50

6.50% Debentures due 2028	620076AP4	$285,590,000	4.625% U.S. Treasury Note due February 15, 2040	PX8	240	1 to 25	$50

6.625% Senior Notes due 2037	620076BA6	$446,444,000	4.625% U.S. Treasury Note due February 15, 2040	PX8	265	1 to 25	$50

(1)                                 The applicable spread to be used in determining the consideration that may be payable in respect of debt securities subject to the Dutch Auction Offer will equal the indicated base spread minus the clearing premium determined pursuant to the Dutch auction procedure described herein.  The premium range is for Holders specifying a premium.  Holders who tender their debt securities without specifying a premium will be deemed to have specified a premium of zero basis points.

(2)           Per $1,000 principal amount of debt securities accepted for purchase.

The principal amount of debt securities to be purchased in the Dutch Auction Offer will be equal to the difference between $400 million and the principal amount of debt securities purchased through the Any and All Offer (the “Tender Cap”).  The amounts of each series of debt securities that are purchased in the Dutch Auction Offer may be prorated as set forth in the Offer to Purchase.  Neither offer is conditioned upon any minimum amount of debt securities being tendered or the consummation of the other offer.  Each offer may be amended, extended or terminated separately.  As of the date of the Offer to Purchase, the aggregate outstanding principal amount of the debt securities subject to the Any and All Offer is $251,939,000, and the aggregate outstanding principal amount of the debt securities subject to the Dutch Auction Offer is $1,110,703,000.

The Any and All Offer will expire at 5:00 p.m. EDT on June 7, 2010, unless extended.  Holders of debt securities subject to the Any and All Offer must validly tender and not validly withdraw their debt securities before 5:00 p.m. EDT on the Any and All Offer expiration date to be eligible to receive the Any and All Offer Total Consideration.

The Dutch Auction Offer will expire at 12:00 Midnight EDT on June 21, 2010, unless extended.  Holders of debt securities subject to the Dutch Auction Offer must validly tender and not validly withdraw their debt securities before 5:00 p.m. EDT on June 7, 2010, unless extended, to be eligible to receive the applicable Dutch Auction Offer Total Consideration, which includes an Early Tender Premium of $50 per $1,000 principal amount of debt securities accepted for purchase pursuant to the Dutch Auction Offer.  Holders of debt securities subject to the Dutch Auction Offer who validly tender their debt securities after 5:00 p.m. EDT on June 7, 2010 (the “Early Tender Date”) and before the Dutch Auction Offer expiration date will only be eligible to receive an amount equal to the applicable Dutch Auction Offer Total Consideration minus the Early Tender Premium.

Debt securities subject to the Any and All Offer may be validly withdrawn at any time before 5:00 p.m. EDT on June 7, 2010, unless extended.  Debt securities subject to the Dutch Auction Offer tendered before the Early Tender Date may be validly withdrawn at any time before 5:00 p.m. EDT on the Early Tender Date, but not thereafter unless otherwise required by applicable law.  Debt securities subject to the Dutch Auction Offer tendered after the Early Tender Date may not be validly withdrawn, unless otherwise required by applicable law.

The Any and All Offer Total Consideration per $1,000 principal amount of debt securities validly tendered and accepted for payment pursuant to the Any and All Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified over the yield based on the bid side price of the specified reference U.S. Treasury Security as displayed on the Bloomberg Reference Page specified in the table above, as calculated by the Lead Dealer Managers, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., at 2:00 p.m. EDT on June 7, 2010.  Holders whose debt securities are purchased pursuant to the Any and All Offer will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the Any and All Offer Settlement Date, which is expected to be June 8, 2010, unless the Any and all Offer is extended.  The base spread and reference U.S. Treasury Security are listed in the table above.

The Dutch Auction Offer Total Consideration for each series per each $1,000 principal amount of debt securities validly tendered and accepted for payment pursuant to the Dutch Auction Offer will be determined in the manner described in the Offer to Purchase by reference to a base spread specified for the series minus a premium that is not less than zero basis points or greater than 25 basis points, as determined by the modified “Dutch Auction” procedure described in the Offer to Purchase for the series over the yield based on the bid side price of the specified reference U.S. Treasury Security as displayed on the Bloomberg Reference Page specified in the table above, as calculated by the Lead Dealer Managers at 2:00 p.m. EDT on June 7, 2010.  Holders whose debt securities are purchased pursuant to the Dutch Auction Offer will also receive accrued and unpaid interest thereon from the applicable last interest payment date up to, but not including, the Dutch Auction Offer Settlement Date, which is expected to be June 22, 2010, unless the Dutch Auction Offer is extended.  The base spread and reference U.S. Treasury Security for each series are listed in the table above.

Under the modified “Dutch Auction” procedure, Motorola will accept debt securities validly tendered in the order of lowest to highest premiums specified by the Holders and will select the single lowest premium that will enable Motorola to purchase debt securities in the Dutch Auction Offer in an aggregate principal amount up to the Tender Cap.  Holders who tender their debt securities without specifying a premium will be deemed to have specified a premium of zero basis points.

The Offer to Purchase and related Letter of Transmittal also address certain U.S. federal income tax issues.  Holders should seek their own advice based on their particular circumstances from an independent tax advisor.

Motorola has retained J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc.  to serve as the Lead Dealer Managers.  J.P. Morgan Securities Inc. may be contacted at (866) 834-4666 (toll free) or (212) 834-4802 (collect) and Deutsche Bank Securities Inc. may be contacted at (866) 627-0391 (toll free) or (212) 250-2955 (collect).  Motorola has also retained Global Bondholder Services Corporation to serve as the Depositary and Information Agent for the tender offers.

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase and the Letter of Transmittal.  In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be deemed made on behalf of Motorola by J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., or one or more registered brokers or dealers under the laws of such jurisdiction.

Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation by phone at (866) 873-7700, or in writing at 65 Broadway - Suite 404, New York, NY, 10006, Attention: Corporate Actions.  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offers.

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This release contains forward-looking statements with respect to the timing and principal amount of debt securities to be purchased in two separate cash tender offers, including certain terms and conditions of the offers.  Although Motorola believes that the expectations contained in this release are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct.  Actual results may differ materially from the anticipated results or expectations expressed in this release.  In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Motorola, Inc. has included in its Annual Report on Form 10-K for the year ended December 31, 2009, cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Media Relations Contacts:

Jennifer Erickson

Motorola, Inc.

+1 847-435-5320

jennifer.erickson@motorola.com

Investor Relations Contacts:

Dean Lindroth

Motorola, Inc.

+1 847-576-6899

dean.lindroth@motorola.com